                                                                    EXHIBIT 23.6



                         CONSENT OF FINANCIAL ADVISORS

         We hereby consent to the use of Annex D containing our opinion letter dated February 5, 1997 to the Board of Directors of Enova Corporation ("Enova") in the Joint Proxy Statement/Prospectus, constituting a part of the registration statement on Form S-4, relating to the combination of Enova and Pacific Enterprises Corporation and to the reference to our firm name in such Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the Commission promulgated thereunder.


                                       /s/ Morgan Stanley & Co. Incorporated


New York, New York
February 4, 1997